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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus for the registration of 9,224,263 shares of Class A Common Stock of the Company and to the incorporation by reference therein of our report dated February 10, 1999, with respect to the consolidated financial statements and schedule of Dan River Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 1999 filed with the Securities and Exchange Commission.

                                                 Ernst & Young LLP


Greensboro, North Carolina
April 8, 1999